Contacts:	Duane Reade Holdings, Inc.
John Henry
(212) 273-5746
SVP - Chief Financial Officer

Investors: Cara O’Brien/Lauren Levine
Press: Melissa Merrill
(212) 850-5600
Financial Dynamics

FOR IMMEDIATE RELEASE

DUANE READE HOLDINGS, INC. STRENGTHENS SENIOR MANAGEMENT TEAM

•                  Company Establishes Focused Leadership for Pharmacy and Store Operations

•                  Jerry Ray Appointed to New Position of SVP, Pharmacy Operations

•                  Charles Newsom Appointed to New Position of SVP, Store Operations

•                  David D’Arezzo Appointed to New Position of SVP and Chief Marketing Officer

•                  Robert Storch Rejoins Company in New Position of VP, Pharmacy Marketing and Benefit Management Services

•                  Enhanced Management Team Aligned to Execute on Six Point Strategic Plan Announced Today

New York, New York, March 21, 2006 — Duane Reade Holdings, Inc. today announced that it has strengthened its senior management team to provide additional expertise, oversight, and resources as the Company implements its strategic initiatives.  In addition, the Company announced separately today Duane Reade Full Potential, a six point strategic plan to transform the business and improve performance, and reported financial results for the fourth quarter and full year ended December 31, 2005.

Overview of Management Changes

The Company has expanded and realigned the senior management team in the areas of pharmacy operations, store operations, and marketing.  Specifically, oversight of pharmacy and front-end operations has been divided to provide more attention on each of these critical areas, and there is a renewed focus on sales and marketing functions.

Jerry Ray, 58, who has been serving as Senior Vice President, Store and Pharmacy Operations, will continue with the Company in the new position of Senior Vice President, Pharmacy Operations, focusing exclusively on the pharmacy business.  In addition, Charles (Chuck) Newsom, 55, has joined Duane Reade in the new position of Senior Vice President, Store Operations and will be responsible for running front-end operations.  David D’Arezzo, 47, has joined Duane Reade in the new position of Senior Vice President and Chief Marketing Officer, responsible for overseeing all merchandising and marketing functions.  Finally, Robert (Bob) Storch, 60, a former officer of the Company and recent consultant to the business, has formally rejoined Duane Reade in the new position of VP, Pharmacy Marketing and Benefit Management Services.  He will be responsible for running the Company’s Pharmacy Benefit Management (PBM) division and implementing a variety of pharmacy marketing programs.

Mr. Ray, Mr. Newsom, and Mr. D’Arezzo will report directly to Richard Dreiling, President and Chief Executive Officer.  Mr. Storch will report directly to Jerry Ray, Senior Vice President, Pharmacy Operations.

Richard W. Dreiling, President and Chief Executive Officer, commented, “Evolving and enhancing Duane Reade’s senior management team is a crucial step towards delivering on the strategic initiatives we announced separately today. These management changes add breadth and depth to our management team, and this will help enable Duane Reade to reach its full potential and deliver improved performance.  In particular, the store and pharmacy operations, which are at the very core of our business, meet different sets of customer needs, and have unique business challenges that require specialized, experienced management.  Therefore, I am confident our new management structure will allow Duane Reade to compete much more effectively in the marketplace.”

Senior Executive Responsibilities and Background

As Senior Vice President, Pharmacy Operations, Mr. Ray will be responsible for all aspects of the pharmacy business including procurement, marketing, central fill, pharmacy benefit management services, mail order, and all pharmacy field operations. He will also continue to serve on the Executive Committee, Real Estate Committee, Capital Committee, and Community Giving Committee.  Mr. Ray has been with Duane Reade since 1995 in a variety of pharmacy and operations positions.

As Senior Vice President, Store Operations, Mr. Newsom will be responsible for running Duane Reade’s front-end operations, enhancing overall store standards, and supervising the District Managers.  He will be particularly focused on customer service, inventory control, and shrink management initiatives.  In addition, Mr. Newsom will serve on the Executive Committee, Real Estate Committee, Capital Committee and Community Giving Committee.

Mr. Newsom has had a distinguished career and brings more than 25 years of retail experience to Duane Reade.  Most recently, he spent a year as Regional Vice President of Winn-Dixie Stores, Inc. in Jacksonville, Florida.  Prior to his tenure at Winn-Dixie, he gained experience at Shop-Rite, Pueblo International, A&P Corporation, Riser Foods, and Kroger Company.  Of particular note, for 2 years he served as Senior Group Vice President of Store Operations-New York for Eckerd Corporation.

As Senior Vice President and Chief Marketing Officer, Mr. D’Arezzo will be responsible for all merchandising and marketing functions of the Company.  He will also be responsible for the loyalty card, advertising and the private label program.  He will serve on the Executive Committee, Real Estate Committee, Capital Committee and Community Giving Committee.

Mr. D’Arezzo brings more than 20 years of merchandising, brand management, and operating expertise to Duane Reade, having worked at a number of premier specialty retailers and consumer products companies.  Most recently, he spent 2 years as Chief Operating Officer of Raley’s Family of Stores in Sacramento, CA.  Prior to that, Mr. D’Arezzo held senior positions with Office Depot, Wegmans Food Markets, and The Pepsi-Cola Company.

Mr. Dreiling continued, “I am very pleased with the realigned senior management team we have put in place.  Jerry, Chuck, and Dave each bring a wealth of experience and success in the industry to their new positions.  Specifically, Jerry’s comprehensive understanding of our pharmacy business and knowledge of the New York marketplace will help facilitate Duane Reade’s return to the forefront of the pharmacy industry.  Furthermore, Chuck brings to Duane Reade significant retail operating experience and is prepared to implement tangible improvements in the stores. Lastly, we look forward to Dave assuming the combined responsibilities of merchandising and marketing, an approach that will benefit both the Company and our customers in an increasingly competitive market.  These executives, along with Michelle Bergman, SVP and General Counsel, and John Henry, SVP and Chief Financial Officer, round out our going forward senior management team.  I look forward to working with this talented and driven group to effect positive changes in the business.”

Additional Executive Team Changes

In addition to the aforementioned appointments, Gary Charboneau, Senior Vice President, Sales and Marketing, has announced that he will retire from the Company, effective July 2006.  Gary, who has been with Duane Reade since 1993, will stay through July to ensure a smooth transition and to offer his knowledge and expertise as the Company launches new marketing and merchandising initiatives in the coming months.

Mr. Dreiling concluded, “We appreciate Gary’s contributions to the Company and wish him well in his future endeavors.  As we move forward, our newly strengthened and expanded executive group is aligned with the common goals of executing Duane Reade Full Potential, the six point strategic plan we announced today, and preparing the Company for its next phase of growth.”

About Duane Reade

Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing.  As of February 28, 2006, the Company operated 250 stores.

Except for historical information contained herein, the statements in this release and the accompanying discussion on the earnings conference call are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In addition, this document may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause the

Company’s actual results in future periods to differ materially from forecasted or expected results.  Those risks include, among other things, the competitive environment in the drug store industry in general and in the New York metropolitan area, the ability to open and operate new stores, the continued efforts by payers and government agencies to reduce prescription reimbursement rates and prescription drug benefits, the strength of the economy in general, the economic conditions in the New York greater metropolitan area, changes in federal and state laws and regulations, including the potential impact of changes in regulations surrounding the importation of pharmaceuticals from foreign countries and changes in laws governing minimum wage requirements, changes in the Company’s operating strategy, capital expenditure plans or development plans, the Company’s ability to attract, hire and retain qualified pharmacy and other personnel, the Company’s significant indebtedness, labor disturbances, the continued impact of, or new occurrences of, terrorist attacks in the New York greater metropolitan area and any actions that may be taken in response, demographic changes, the Company’s ability to limit fraud and shrink, and recalls of pharmaceutical products due to health concerns or other reasons.  Those and other risks are more fully described in Duane Reade’s reports filed with the SEC from time to time, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.  Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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